UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant    ☒
Filed by a Party other than the Registrant
Check the appropriate box:
    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to § 240.14a-12
ROOT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☒    No fee required.
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

    Fee paid previously with preliminary materials.
    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

2021 NOTICE OF ANNUAL MEETING
+ PROXY STATEMENT

TUESDAY
JUNE 8, 2021
11 AM
EASTERN DAYLIGHT TIME
    2.

Root, Inc.
80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2021

To the Stockholders of Root, Inc.:

On behalf of our board of directors, it is our pleasure to cordially invite you to attend the 2021 Annual Meeting of Stockholders of Root, Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROOT2021, originating from Columbus, Ohio, on Tuesday, June 8, 2021 at 11:00 a.m. Eastern Daylight Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the recent COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting may participate and vote online during the virtual meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 11:00 a.m. Eastern Daylight Time, on June 8, 2021 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.    To elect three Class I directors, Elliot Geidt, Christopher Olsen and Nick Shalek, each to hold office until our Annual Meeting of Stockholders in 2024;
2.    To ratify the selection by the audit, risk and finance committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.    To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 9, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Jonathan A. Allison

Jonathan A. Allison
General Counsel and Secretary
Columbus, Ohio
April 29, 2021

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization.

TABLE OF CONTENTS

Page

Root, Inc.
80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 8, 2021 at 11:00 a.m. Eastern Daylight Time
Our board of directors is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Root, Inc., a Delaware corporation, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROOT2021, originating from Columbus, Ohio, on Tuesday, June 8, 2021 at 11:00 a.m. Eastern Daylight Time and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the recent COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting may participate and vote online during the virtual meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 29, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on April 9, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 86,462,809 shares of Class A common stock and 166,423,602 shares of Class B common stock outstanding and entitled to vote (together, the “common stock”). Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. The holders of shares of common stock will vote together as a single class on all matters submitted to a vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting at our address above. If you would like to view the list, please contact our Secretary at proxy@joinroot.com to schedule an appointment. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions at www.virtualshareholdermeeting.com/ROOT2021 and on page 2 of this proxy statement. You will not be able to attend the Annual Meeting in person.
In this proxy statement, we refer to Root, Inc. as “Root,” “we” or “us” and the board of directors of Root as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2020, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing proxy@joinroot.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 29, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held solely in a virtual format, which will be conducted via a live webcast. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving Root and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask us questions.
Will I receive any other proxy materials by mail?
You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send after ten calendar days have passed since our first mailing of the Notice.
How do I attend, participate in and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ROOT2021. The meeting will start at 11:00 a.m. Eastern Daylight Time, on Tuesday, June 8, 2021. Stockholders attending the Annual Meeting may participate and vote online during the virtual meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/ROOT2021. We recommend that you log in a few minutes before 11:00 a.m. Eastern Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/ROOT2021 using your control number, type your question into the “Q&A” field and click “Submit.”
To help ensure that we have a productive and efficient meeting and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
•Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•Please direct all questions to Alexander Timm, our Chief Executive Officer.
•Please include your name and affiliation, if any, when submitting a question or comment.
•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•Questions may be grouped by topic by our management.
•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
•Be respectful of your fellow stockholders and Annual Meeting participants.
•No audio or video recordings of the Annual Meeting are permitted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ROOT2021. Technical support will be available starting fifteen minutes before 11:00 a.m. Eastern Daylight Time on June 8, 2021.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, April 9, 2021, will be entitled to vote at the Annual Meeting. On the Record Date, there were 86,462,809 shares of Class A common stock and 166,423,602 shares of Class B common stock outstanding and entitled to vote.
•Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
•Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization.
How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date and each holder of shares of our Class B common stock will have ten votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
What am I voting on?
There are two matters scheduled for a vote:
•Proposal 1: Election of three Class I directors, each to hold office until our annual meeting of stockholders in 2024; and
•Proposal 2: Ratification of the selection by the audit, risk and finance committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote online during the Annual Meeting, follow the instructions provided to join the Annual Meeting at www.virtualshareholdermeeting.com/ROOT2021, starting at 11:00 a.m. Eastern Daylight Time on Tuesday, June 8, 2021. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on Monday, June 7, 2021 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on Monday, June 7, 2021 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary via email at proxy@joinroot.com.
•Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROOT2021 and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or internet proxy is the one that is counted.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposal 1. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, votes “FOR,” “AGAINST” and abstentions.
How many votes are needed to approve each proposal?

Proposal	Vote Required for Approval	“Withhold” Vote	Abstentions	Broker Non-Votes
1. Election of directors	The three nominees receiving the most “FOR” votes will be elected.	No effect	Not applicable	No effect
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	Must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter.	Not applicable	Against	Not applicable
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 86,462,809 shares of our Class A common stock and 166,423,602 shares of our Class B common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 30, 2021, to our Secretary at 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary.
Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2022 annual meeting of stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 10, 2022, nor earlier than the close of business on February 8, 2022. However, if the date of our 2022 annual meeting is not held between May 9, 2022 and July 8, 2022, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2022 annual meeting and (B) not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or, if later than the 90th day prior to the 2022 annual meeting, the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eleven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.
Our directors are divided into the three classes as follows:
•Class I directors: Elliot Geidt, Christopher Olsen and Nick Shalek, whose terms will expire at the upcoming Annual Meeting;
•Class II directors: Jerri DeVard, Nancy Kramer, Scott Maw and Luis von Ahn, whose terms will expire at the annual meeting of stockholders to be held in 2022; and
•Class III directors: Larry Hilsheimer, Daniel Rosenthal, Alexander Timm and Douglas Ulman, whose terms will expire at the annual meeting of stockholders to be held in 2023.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Root.
Each of Messrs. Geidt, Olsen and Shalek is currently a member of our board of directors, was previously elected by the stockholders and has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2024 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account geographic, gender and ethnic diversity. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board and these views may differ from the views of other members.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class I nominees at the Annual Meeting, their ages, positions held and length of service as of the date of this proxy statement. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the nominating and corporate governance committee to believe that each director nominee should continue to serve on the board. There are no family relationships among any of our executive officers or directors.

Nominees	Age	Term Expires	Position(s) Held	Director Since
Elliot Geidt	39	2021	Director	2018
Christopher Olsen	42	2021	Director	2015
Nick Shalek	37	2021	Director	2017
Nominees for Election at the 2021 Annual Meeting of Stockholders
Elliot Geidt. Mr. Geidt has served as a member of our board of directors since March 2018. Mr. Geidt has been with Redpoint Ventures, a venture capital firm, since 2012 and is a Managing Director. In addition to his role on our board of directors, Mr. Geidt also serves as a director of several private companies. He holds a Bachelor of Arts in Economics from the University of California, Berkeley and a Master of Business Administration from the Stanford University Graduate School of Business. We believe Mr. Geidt is qualified to serve on our board of directors due to his investment experience and his service as a director at numerous companies.
Christopher Olsen. Mr. Olsen has served as a member of our board of directors since March 2015. Since September 2012, Mr. Olsen has served as the Co-Founder and Partner of Drive Capital, a venture capital firm. From July 2006 to October 2012, Mr. Olsen served as a Partner at Sequoia Capital, a venture capital firm. In addition to his role on our board of directors, Mr. Olsen also serves as a member of the board of several private companies and nonprofits. He holds a Bachelor of Arts in Political Science from Yale University. We believe Mr. Olsen is qualified to serve on our board of directors due to his experience in a wide range of industries, his leadership experience at a venture capital firm and his service as a director at numerous companies.
Nicholas Shalek. Mr. Shalek has served as a member of our board of directors since June 2017. Since August 2012, Mr. Shalek has served as a General Partner at Ribbit Capital, a venture capital firm. In addition to his role on our board of directors, Mr. Shalek also serves as a member of the board of several private companies. He holds a Bachelor of Arts in Economics and Political Science from Yale University, a Master of Arts from Stanford University School of Education and a Master of Business Administration from Stanford University Graduate School of Business. We believe Mr. Shalek is qualified to serve on our board of directors due to his experience in the venture capital industry and his experience serving as a director of various private companies.
Information About Our Continuing Directors
The following table sets forth, for the remaining members of our board whose terms continue beyond the Annual Meeting, their ages, positions held and length of service as of the date of this proxy statement. The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Continuing Directors	Age	Term Expires	Position(s) Held	Director Since
Jerri DeVard	62	2022	Director	2020
Nancy Kramer	65	2022	Director	2020
Scott Maw	53	2022	Director	2020
Luis von Ahn	42	2022	Director	2020
Larry Hilsheimer	63	2023	Director	2020
Daniel Rosenthal	45	2023	Chief Financial Officer and Director	2017
Alexander Timm	32	2023	Co-Founder, Chief Executive Officer and Director	2015
Douglas Ulman	43	2023	Director	2016
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Jerri DeVard. Ms. DeVard has served as a member of our board of directors since October 2020. She is the Founder of the Black Executive CMO Alliance (BECA), an alliance designed to champion corporate diversity and help build the next generation of C-suite marketing executives. From January 2018 to March 2020, Ms. DeVard served as EVP, Chief Customer Officer of Office Depot, Inc. (NYSE: ODP), an office supply retailing company, where she also served as EVP, Chief Marketing Officer from September 2017 to December 2017. Prior to Office Depot, Ms. DeVard served as Senior Vice President and Chief Marketing Officer of The ADT Corporation (NYSE: ADT), a home and business security company, from March 2014 through May 2016. She has also served in senior marketing roles at Nokia Corporation, Verizon Communications Inc., Citibank N.A., Revlon Inc., Harrah’s Entertainment, the Minnesota Vikings and the Pillsbury Company. Ms. DeVard is a graduate of Spelman College and Clark Atlanta University Graduate School of Business. She currently serves on the Board of Directors of Under Armour, Inc. (NYSE: UA), a sports equipment company, and Cars.com (NYSE: CARS), an online automotive classified company. From 2016 to 2018 she served as a member of the Board of Directors of ServiceMaster Global Holdings Inc. (NYSE: SERV), a residential and commercial services company. We believe Ms. DeVard is qualified to serve on our board of directors due to her experience in executive leadership roles and her marketing expertise.
Nancy Kramer. Ms. Kramer has served as a member of our board of directors since August 2020. Since August 2016, she has served as the Global Chief Evangelist of IBM iX (NYSE: IBM), a digital strategy and marketing services division of IBM. She founded Resource/Ammirati, a marketing and creative agency, in 1981 with Apple Computer as her first client, and served dozens of Fortune 500 companies, until its sale to IBM in 2016. In addition to her role on our board of directors, she has served as a director of M/I Homes, Inc. (NYSE: MHO), a home construction company, since 2015. From 2013 to 2015, Ms. Kramer served as a director of Glimcher Realty Trust, a real estate investment trust, until its sale to Washington Prime Group in 2015. She holds a Bachelor of Arts from The Ohio State University. We believe Ms. Kramer is qualified to serve on our board of directors due to her experience in executive management roles and advising venture capital companies as well as her public company director experience.
Scott Maw. Mr. Maw has served on our board of directors since October 2020. From February 2014 to November 2018, Mr. Maw was Executive Vice President and Chief Financial Officer at Starbucks Corporation (Nasdaq: SBUX), a global roaster and retailer of specialty coffee. From October 2012 to December 2014, he was Senior Vice President, Corporate Finance at Starbucks, where he also served as Senior Vice President and Global Controller from August 2011 to October 2012. From 2010 to 2011, he was Senior Vice President and CFO of SeaBright Holdings, Inc., a specialty workers’ compensation insurer. From 2008 to 2010, he was Senior Vice President and CFO of the Consumer Bank at JP Morgan Chase & Company (NYSE: JPM), a multinational investment bank and financial services company. Prior to this, Mr. Maw held leadership positions in finance at Washington Mutual, Inc., a former savings and loan bank, from 2003 to 2008 and GE Capital’s life insurance business from 1994 to 2003. Prior to joining GE Capital, Mr. Maw worked in the audit practice of KPMG, a professional services firm, from 1990 to 1994. He currently serves as a member of the Board of Directors of Avista Corporation (NYSE: AVA), an energy company, Chipotle Mexican Grill (NYSE: CMG), a chain of fast casual Mexican restaurants and Alcon Inc. (NYSE: ALC), a medical company specializing in eye care products. Mr. Maw holds a Bachelor of Business Administration in Accounting from Gonzaga University. We believe Mr. Maw is qualified to serve on our board of directors due to his experience in executive leadership roles and his financial expertise.

Luis von Ahn. Mr. von Ahn has served as a member of our board of directors since October 2020. Since August 2011, he has served as the CEO and Co-Founder of Duolingo, Inc., a language-learning company. From 2007 to 2009, he served as the CEO of reCAPTCHA, Inc., a fraud detection technology company, until its acquisition by Google, LLC (NASDAQ: GOOGL), a multinational technology company, in 2009. From 2006 to 2012, Mr. von Ahn also served as a professor in the Computer Science department at Carnegie Mellon University. He holds a Bachelor of Science in Mathematics from Duke University and a Ph.D. in Computer Science from Carnegie Mellon University. We believe Mr. von Ahn is qualified to serve on our board of directors due to his technical expertise and experience in executive management roles at several successful technology companies.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Larry Hilsheimer. Mr. Hilsheimer has served as a member of our board of directors since October 2020. Since May 2014, Mr. Hilsheimer has served as Executive Vice President and Chief Financial Officer of Greif, Inc. (NYSE: GEF), an industrial manufacturing company. From April 2013 to April 2014, Mr. Hilsheimer served as Executive Vice President and Chief Financial Officer of The Scotts Miracle-Gro Company (NYSE: SMG), a multinational supplier of consumer gardening products. From October 2007 to March 2013, Mr. Hilsheimer served in various executive roles with Nationwide Mutual Insurance Company, beginning as EVP/CFO, then to President and Chief Operating Officer of Nationwide Direct and Customer Solutions with responsibility for its direct to consumer sales and service, Nationwide Bank and Nationwide Better Health, before taking on the role of President and Chief Operating Officer of Nationwide Retirement Plans with continuing responsibility for Nationwide Bank. Prior to Nationwide, Mr. Hilsheimer served at Deloitte from 1979 through 2007, as a partner from 1988 through 2007, including as a Vice Chairman from 2005 through 2007. Mr. Hilsheimer is a director and Chairman of the Audit Committee of Installed Building Products, Inc. (NYSE: IBP), an installer of insulation products. Since 2017, Mr. Hilsheimer has served as a director of Root Insurance Company, a subsidiary of the Company, and served as Chairman of its Audit Committee until such committee was dissolved in January 2021. We believe Mr. Hilsheimer is qualified to serve on our board of directors due to his management experience and his existing relationship with the Company.

Daniel Rosenthal. Mr. Rosenthal has served as a member of our board of directors since March 2017 and as our Chief Financial Officer since November 2019. From August 2009 to December 2018, Mr. Rosenthal co-founded and worked at The Milestone Aviation Group, an aviation financing company acquired by GE Capital (NYSE: GE) in 2015. He served as Chairman, President and Chief Executive Officer from 2016 to 2018, as President from 2009 to 2016 and as a member of the Board of Directors from 2015 to 2018. From January 2018 to December 2018, Mr. Rosenthal also served as the Executive Vice President of Financing and Products at GE Capital Aviation Services, a commercial aviation financing and leasing company. He previously held roles at NetJets Inc., a private aviation services company and Williams & Connolly LLP, a law firm. In 2018, Mr. Rosenthal served as a member of the Board of Directors of Shannon Engine Support Ltd., an Irish engine leasing company. He holds a Bachelor of Arts in History and International Studies from Yale University and a Juris Doctorate from Duke University School of Law. We believe Mr. Rosenthal is qualified to serve on our board of directors due to his perspective and experience from serving as our Chief Financial Officer and his executive experience at numerous companies.

Alexander Timm. Mr. Timm has served as our Co-Founder, Chief Executive Officer and a member of our board of directors since our founding in March 2015. From August 2011 to March 2015, Mr. Timm served in various management roles at Nationwide Mutual Insurance Company, an insurance and financial services company. Mr. Timm currently serves as a member of the board of directors of GoHealth, Inc. (Nasdaq: GOCO), a digital health insurance marketplace. He holds a Bachelor of Science and Bachelor of Arts in Actuarial Science, Accounting and Mathematics from Drake University. We believe Mr. Timm is qualified to serve on our board of directors due to his perspective and experience as our Co-Founder and Chief Executive Officer, as well as his experience in the insurance industry.

Douglas Ulman. Mr. Ulman has served as a member of our board of directors since December 2016. Since December 2014, Mr. Ulman has served as the President and Chief Executive Officer of Pelotonia, a nonprofit based in Columbus, Ohio that has raised more than $218 million for cancer research since 2009. A social entrepreneur and brand and community builder, he has also served as a Hauser Fellow at Harvard University Kennedy School Center for Public Leadership. From 2008 to December 2014, he served as the President and Chief Executive Officer of The LIVESTRONG Foundation. Mr. Ulman also serves as a member of the board of several private foundations, including the Ulman Foundation and Walk With a Doc. He holds a Bachelor of Arts from Brown University and completed the Executive Program in Leadership at Stanford University. We believe Mr. Ulman is qualified to serve on our board of directors due to his experience in executive leadership roles.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

Our Class A common stock is listed on the Nasdaq Stock Market (“Nasdaq”). Under the Nasdaq listing standards (the “listing standards”), a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, any of his or her family members, Root, our senior management and our independent auditors, our board of directors has affirmatively determined that Larry Hilsheimer, Elliot Geidt, Nancy Kramer, Christopher Olsen, Nick Shalek, Douglas Ulman, Jerri DeVard, Luis von Ahn and Scott Maw do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards. In making these determinations, our board of directors considered the applicable listing standards, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.” Messrs. Timm and Rosenthal are not independent due to their positions as executive officers of Root. Accordingly, a majority of our directors are independent, as required under applicable listing standards.
Board Leadership Structure
Our board of directors is committed to strong, independent board leadership and believes that objective oversight of management is a critical aspect of effective corporate governance. Accordingly, Larry Hilsheimer currently serves as lead independent director of our board of directors. The primary responsibilities of the lead independent director are to: work with the Chief Executive Officer to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board; develop the agenda for and moderate executive sessions of the independent members of the board; preside over board meetings; act as principal liaison between the independent members of the board and the Chief Executive Officer; and convene meetings of the independent directors as appropriate. Accordingly, the lead independent director has substantial ability to shape the work of the board. We believe that having a lead independent director supports the board in its oversight of the business and affairs of Root. In addition, we believe that having a lead independent director creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of Root and its stockholders. As a result, Root believes that having a lead independent director can enhance the effectiveness of the board as a whole.
Role of the Board in Risk Oversight
Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.
While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit, risk and finance committee monitors our major financial and security risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit, risk and finance committee also monitors compliance with legal and regulatory requirements. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our Corporate Governance Guidelines.
In connection with its reviews of the operations of our business, the board of directors addresses the primary risks associated with our business including, for example, strategic planning and cybersecurity. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. In particular, our board of directors is committed to the prevention, timely detection and mitigation of the effects of cybersecurity threats or incidents on Root.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks and financial, tax and audit related risks. In addition, among other matters, management provides our audit, risk and finance committee periodic reports on our compliance programs and investment policy and practices.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met six times during our last fiscal year. The audit, risk and finance committee met one time during our last fiscal year. The compensation committee met one time during our last fiscal year. The nominating and corporate governance committee met one time during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. Although we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage our directors and nominees for director to attend.
Composition of the Board and its Committees
Our board of directors has established an audit, risk and finance committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees from time to time to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at ir.joinroot.com.
The following table provides membership information and the total number of meetings for fiscal 2020 for each of the committees of our board of directors:

Name	Audit, Risk and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alexander Timm
Daniel Rosenthal
Christopher Olsen			Member
Douglas Ulman			Chair
Elliot Geidt	Member†
Jerri DeVard			Member
Larry Hilsheimer	Chair†
Luis von Ahn		Member
Nancy Kramer		Chair
Nick Shalek		Member
Scott Maw	Member†
Total meetings held in 2020	1	1	1
†    Audit Committee Financial Expert

Our board of directors has determined that each member of each committee meets the applicable Nasdaq listing standards regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of our board of directors.

Audit, Risk and Finance Committee

Our audit, risk and finance committee consists of Larry Hilsheimer, Elliot Geidt and Scott Maw. Our board of directors has determined that each member of the audit, risk and finance committee satisfies the independence requirements under the listing standards of Nasdaq Rule 5605(c)(2) and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit, risk and finance committee is Larry Hilsheimer. Our board of directors has determined that each of Larry Hilsheimer, Elliot Geidt and Scott Maw is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit, risk and finance committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit, risk and finance committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit, risk and finance committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. Specific responsibilities of our audit, risk and finance committee include:

•overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

•managing the selection, engagement terms, fees, qualifications, independence and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;
•maintaining and fostering an open avenue of communication with the Company’s management, internal audit group and independent auditors;
•reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;
•overseeing organization and performance of the Company’s internal audit function and Independent Auditors;
•helping the Board oversee the Company’s compliance with legal and regulatory requirements;
•overseeing the identification and monitoring of important existing and emerging enterprise risks material to the achievement of our strategic and operational objectives;
•reviewing and approving enterprise risk policies and procedures and determining risk appetite and tolerance limits;
•reviewing and periodically evaluating the effectiveness of management processes and action plans to identify and address enterprise risks and review and approve any reports or disclosures as required by applicable law;
•reviewing the status of any material tax audits and proceedings, our tax strategy and any other material tax matters;
•reviewing and approving or recommending to the board, as appropriate, all material financing plans, including debt or equity issuances, share repurchases or dividends;
•reviewing our policies for investing in marketable securities and monitoring compliance with those policies;

•reviewing the scope of treasury risks;
•reviewing the adequacy of our insurance policies;
•reviewing long-term capital and liquidity polices; and
•providing regular reports and information to the Board.
Report of the Audit, Risk and Finance Committee of the Board of Directors
The audit, risk and finance committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with our management. The audit, risk and finance committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit, risk and finance committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit, risk and finance committee concerning independence and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the audit, risk and finance committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and filed with the SEC.
Members of the Audit, Risk and Finance Committee
Larry Hilsheimer, Chair
Elliot Geidt
Scott Maw

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Root under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our compensation committee consists of Nancy Kramer, Nick Shalek and Luis von Ahn. The chair of our compensation committee is Nancy Kramer. Our board of directors has determined that each member of the compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and
•monitoring and discussing with management any transactions involving the pledge of our common stock as collateral pursuant to a loan agreement.
Compensation Committee Processes and Procedures
The compensation committee will generally meet quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is developed by the chair of the compensation committee, in consultation with management. The compensation committee also meets in executive session without the presence of management. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Root. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Generally, the compensation committee’s process for determining executive compensation comprises two related elements: (i) the determination of compensation levels and (ii) the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as equity awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and, if applicable, recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
Our nominating and governance committee consists of Douglas Ulman, Christopher Olsen and Jerri DeVard. The chair of our nominating and governance committee is Douglas Ulman. Our board of directors has determined that each member of the nominating and governance committee is independent under the listing standards of Nasdaq.
Specific responsibilities of our nominating and governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors and approving the retention of director search firms.
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Root and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, racial and ethnic diversity), skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Root during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of potential candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting.
Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock, a description of the proposed candidate’s business experience for at least the last five years and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals due for next year’s annual meeting?” above and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Stockholder Communications With The Board Of Directors
Our board of directors has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders wishing to communicate with the board or an individual director may send a written communication c/o Root, Inc., 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Each communication will be reviewed by the Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations or advertisements or hostile communications.
Communications determined by the Secretary to be appropriate for presentation to the board or such director will be submitted to the board or such director on a periodic basis. Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Code of Business Conduct and Ethics
Our board of directors has adopted the Root, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.joinroot.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
Our board of directors has adopted the Root, Inc. Corporate Governance Guidelines for the conduct and operation of the board in order to give directors a framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, management succession planning and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at ir.joinroot.com.
Prohibition on Hedging, Short Sales and Pledging
Our board of directors has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our Class A common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, purchasing our Class A common stock on margin or holding it in a margin account and, except by our directors and certain of our officers with the prior approval of our Chief Financial Officer and General Counsel, pledging our shares as collateral for a loan.

PROPOSAL 2

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit, risk and finance committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholders ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit, risk and finance committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit, risk and finance committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit, risk and finance committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Root and our stockholders.
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Deloitte & Touche LLP for the periods set forth below.

	Fiscal Year Ended
	2020	2019
Audit Fees(1)	$757,410	$1,043,344
Audit-related Fees(2)	209,691	—
Tax Fees(3)	68,509	87,471
All Other Fees(4)	1,895	76,895
Total Fees	$1,037,505	$1,207,710
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements and audit services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-related fees consist of fees for professional services provided in connection with our initial public offering incurred during the fiscal year ended December 31, 2020, including issuance of comfort letters and review of documents filed with the SEC.
(3)Tax fees consist of fees paid for professional services rendered for assistance with federal, state, local and international tax compliance, tax planning and tax advice.
(4)All other fees consist of a public company readiness assessment and software license fees.
All fees described above were pre-approved by the audit, risk and finance committee.
Pre-Approval Policies and Procedures
The audit, risk and finance committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us before the engagement begins. Pre-approval may be given as part of our audit, risk and finance committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Alexander Timm	32	Co-Founder, Chief Executive Officer and Director
Daniel Rosenthal	45	Chief Financial Officer and Director
Daniel Manges	35	Co-Founder and Chief Technology Officer
Biographical information for Alexander Timm and Daniel Rosenthal is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Daniel Manges. Mr. Manges has served as our Co-Founder and Chief Technology Officer since June 2015. From 2008 to 2012, Mr. Manges was the founding Chief Technical Officer at Braintree, Inc., a mobile and web payment system company, where he also served as an engineer until just prior to its acquisition by PayPal, Inc. in 2013. He holds a Bachelor of Science in Computer Information Systems from DeVry University.

EXECUTIVE COMPENSATION

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers (the “Named Executive Officers”), for the fiscal year ended December 31, 2020 were:

•Alexander Timm, our Chief Executive Officer, Co-Founder and Director;
•Daniel Rosenthal, our Chief Financial Officer; and
•Daniel Manges, our Chief Technology Officer and Co-Founder.
2020 Summary Compensation Table
The following table shows for the fiscal years ended 2020 and 2019, compensation awarded to or paid to, or earned by, our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)	Total ($)
Alexander Timm	2020	600,000	541,476	2,714,652(2)	3,856,128
Chief Executive Officer	2019	298,333	795,000	—	1,093,333
Daniel Rosenthal	2020	475,000	687,701	776,700(3)	1,939,401
Chief Financial Officer	2019	168,750	230,137	—	398,887
Daniel Manges	2020	375,000	179,867	1,812,618(4)	2,367,485
Chief Technology Officer	2019	250,000	180,000	—	430,000

(1)Amounts shown represent the Named Executive Officers’ total bonuses earned for 2020 and 2019, as applicable, based on the achievement of company performance goals as determined by our board of directors.
(2)The amount disclosed represents (i) forgiveness of principal and interest under a promissory note, totaling $1,844,800; (ii) $8,550 in contributions under our 401(k) plan; and (iii) a one-time payment of $821,302 to offset tax consequences associated with the loan forgiveness.
(3)The amount disclosed represents (i) $8,550 in contributions under our 401(k) plan; and (ii) a one-time payment of $768,150 to offset tax consequences associated with the exercise of stock options.
(4)The amount disclosed represents (i) forgiveness of principal and interest under a promissory note, totaling $1,256,533; (ii) $8,550 in contributions under our 401(k) plan; and (iii) a one-time payment of $547,535 to offset tax consequences associated with the loan forgiveness.

Outstanding Equity Awards as of December 31, 2020
The following table shows certain information regarding outstanding equity awards granted to our Named Executive Officers that remained outstanding as of December 31, 2020.

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(2)	Number of Securities Underlying Unexercised Options Unexercisable(3)	Option Exercise Price(4)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(5)	Market value of shares or units of stock that have not vested ($)(6)
Alexander Timm	6/19/2018(7)	—	—	—	—	2,393,287	37,598,539
Daniel Rosenthal	7/18/2019(8)	357,675	1,156,289	$2.40	7/17/2029	148,178	2,327,876
	3/30/2017(8)	—	—	—	—	31,250	490,938
Daniel Manges	6/28/2018(9)	—	—	—	—	1,426,302	22,407,204
(1)    All awards listed in this table were granted pursuant to the 2015 Plan.
(2)    Because all stock options granted to our Named Executive Officers under the 2015 Plan are early exercisable and early exercised shares are subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and vested as of December 31, 2020, but that have not been exercised.
(3)    Because all stock options granted to our Named Executive Officers under the 2015 Plan are early exercisable and early exercised shares are subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and unvested as of December 31, 2020 and that have not been exercised.
(4)    All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors or compensation committee.
(5)    Because all stock options granted to our Named Executive Officers under the 2015 Plan are early exercisable and early exercised shares are subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options that were exercised but unvested on December 31, 2020.
(6)    The market value of our common stock is based on the per share price of $15.71, which was the closing stock price of the Company’s common stock on December 31, 2020.
(7)    The award commenced vesting on June 17, 2020 in equal monthly installments over six years, subject to continuous service through each vesting date and contingent upon the achievement of certain milestones, which had been achieved as of December 31, 2020.
(8)    25% of the options vested on the first anniversary of the grant date and the remaining 75% vest in equal monthly installments over three years, subject to continuous service through each vesting date.
(9)    The award commenced vesting on November 1, 2019 in equal monthly installments over six years, subject to continuous service through each vesting date and contingent upon the achievement of certain milestones, which had been achieved as of December 31, 2020.

Employment Agreements

We have entered into offer letters with each of our Named Executive Officers, the terms of which are described below. Each of our Named Executive Officers has also executed our standard form of proprietary information and inventions agreement.

Alexander Timm

In January 2021, we entered into an offer letter with Mr. Timm, our Chief Executive Officer. Pursuant to the offer letter, Mr. Timm is paid an annual base salary at the rate of $600,000 per year. Mr. Timm is also eligible to earn an annual discretionary performance bonus of up to 125% of his annual base salary. Mr. Timm’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Timm is eligible for severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.”

Daniel Rosenthal

In February 2021, we entered into an offer letter with Mr. Rosenthal. Pursuant to the new offer letter, Mr. Rosenthal is paid an annual base salary at the rate of $475,000 per year. Mr. Rosenthal is also eligible to earn an annual discretionary performance bonus of up to 100% of his annual base salary. Mr. Rosenthal’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Rosenthal is eligible for severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.”

Daniel Manges

In February 2021, we entered into an offer letter with Mr. Manges, our Chief Technology Officer. Pursuant to the offer letter, Mr. Manges is paid an annual base salary at the rate of $375,000 per year. Mr. Manges is also eligible to earn an annual discretionary bonus of up to 75% of his annual base salary. Mr. Manges’ employment is at will and may be terminated at any time, with or without cause. However, Mr. Manges is eligible for severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.”

Potential Payments and Benefits Upon Termination or Change in Control

Pursuant to the offer letters we entered into with each of our Named Executive Officers, if we terminate a Named Executive Officer’s employment without “cause” (excluding by reason of death or disability) or the Named Executive Officer resigns for “good reason” (such terms as defined in the Named Executive Officer’s offer letter), the Named Executive Officer will receive (i) 12 months’ continuation of his then-current base salary, (ii) up to 12 months of direct payment or reimbursement of COBRA premiums for himself and his eligible dependents, (iii) accelerated vesting and exercisability of the unvested portion of each of his then-outstanding equity awards that otherwise would have vested had he remained employed for 12 months following the date of such termination (or in the case of Mr. Rosenthal, 100% of his unvested equity awards will fully accelerate vesting and exercisability), and (iv) in the case of Mr. Timm and Mr. Manges, if such termination occurs upon or within 12 months following a change in control (as defined in the 2020 Plan (defined below)) instead of receiving the vesting acceleration benefit described in clause (iii) above, 100% of his unvested equity awards will fully accelerate vesting and exercisability. Each Named Executive Officer’s receipt of the severance benefits described above is subject to his timely execution and non-revocation of a release of claims in favor of us.

Other Compensation and Benefits

All of our current Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our Named Executive Officers. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (the “Code”) limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we contribute the equivalent of 3% of the eligible employee's salary to their 401(k) account regardless of the amount they contribute. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Our Named Executive Officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2020. Our board of directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2020, other than the 401(k) plan.

Employee Benefit and Stock Plans

    We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant stock options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

2020 Equity Incentive Plan

    In October 2020, our board of directors adopted and our stockholders approved, our 2020 Equity Incentive Plan (the “2020 Plan”), as a successor to the 2015 Plan (defined below). The 2020 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, including employees of any of our parent or subsidiary corporations, and for the grant of nonstatutory stock options (“NSOs”) stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

    Authorized Shares. The aggregate number of shares of our Class A common stock that may be issued under our 2020 Plan was 29,443,073 shares on December 31, 2020. In addition, the number of shares of our Class A common stock reserved for issuance under our 2020 Plan will automatically increase on January 1 of each year, from January 1, 2021 through January 1, 2030, in an amount equal to (1) 4% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the preceding year or (2) a lesser number of shares of our Class A common stock determined by our board of directors prior to the date of the increase. The maximum number of shares of our Class A common stock that may be issued on the exercise of ISOs under our 2020 Plan is 120,000,000 shares. On January 1, 2021, the total number of shares available for issuance under the 2020 Plan was increased by 10,065,946 shares pursuant to this provision.

    Corporate Transactions. The following applies to stock awards under the 2020 Plan in the event of a corporate transaction (as defined in the 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

    In the event of a corporate transaction, any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company) and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction) and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

    In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Class A common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our Class A common stock.

2020 Employee Stock Purchase Plan

    In October 2020, our board of directors adopted, and our stockholders approved, the 2020 Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our board of directors, including: (1) being customarily employed for more than 20 hours per week; (2) being customarily employed for more than five months per calendar year; or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

    Share Reserve. The ESPP authorizes the issuance of 5,000,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our Class A common stock reserved for issuance will automatically increase on January 1 of each year, from January 1, 2021 through January 1, 2030, by the lesser of (1) 1% of the total number of shares of our common stock (including both Class A common stock and Class B common stock) outstanding on December 31 of the preceding calendar year and (2) 7,500,000 shares of our Class A common stock, except that, prior to the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). On January 1, 2021, the total number of shares available for issuance under the ESPP was increased by 2,516,487 shares pursuant to this provision.

    Corporate Transactions. In the event of a corporate transaction (as defined in the ESPP), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our Class A common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Amended and Restated 2015 Equity Incentive Plan

    In March 2015, the board of directors of our subsidiary Caret Holdings, Inc. adopted, and its stockholders approved, the 2015 Equity Incentive Plan (the “2015 Plan”). In August 2019, our board of directors adopted the 2015 Plan and assumed the outstanding obligations thereunder, such that each outstanding option to purchase shares of the common stock of Caret Holdings, Inc. was converted into an option to purchase an equal number of shares of our Class B common stock subject to the same terms and conditions set forth in the 2015 Plan. The 2015 Plan has been periodically amended, most recently in January 2020. The 2015 Plan provides for the grant of ISOs to our employees and any of our subsidiary corporations’ and for the grant of NSOs, restricted stock awards or restricted stock units to our employees, directors and consultants, and any of our affiliates’ employees and consultants. The 2015 Plan was terminated in connection with our initial public offering and no further grants may be made under the

2015 Plan. However, all outstanding stock awards granted under the 2015 Plan continue to be subject to the terms and conditions of the 2015 Plan and the agreements evidencing such stock awards.

    Corporate Transactions. In the event of (i) our dissolution or liquidation or (ii) an “acquisition” (as defined in the 2015 Plan), outstanding awards may be assumed, converted or replaced by the successor or acquiring corporation (if any). In the alternative, the successor or acquiring corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to our stockholders. The successor or acquiring corporation may also substitute awards by issuing substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the participant than those which applied immediately prior to the transaction. If such successor or acquiring corporation (if any) does not assume, convert, replace or substitute awards, then the vesting of such awards will accelerate and options will become exercisable in full prior to the consummation of such event, and if such options are not exercised prior to the consummation of the corporate transaction, they will terminate.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	10,468,964	$2.35	—	(1)
2020 Equity Incentive Plan	262,802	—	29,443,073	(2)
2020 Employee Stock Purchase Plan	—	—	5,000,000	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	10,731,766		34,443,073
(1)    Following the adoption of the 2020 Plan, no additional stock awards were granted under the 2015 Plan. Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan.
(2)    The number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or a lesser number of shares determined by our board. Pursuant to the terms of the 2020 Plan, an additional 10,065,946 shares were added to the number of available shares effective January 1, 2021.
(3)    The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 7,500,000 shares or (iii) such lesser number of shares determined by our board. Pursuant to the terms of the ESPP, an additional 2,516,487 shares were added to the number of available shares effective January 1, 2021.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

In February 2021, our board of directors adopted a non-employee director compensation policy (the “Policy”) that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the Policy, each director who is not an employee of the Company will be eligible to receive the following annual cash retainers for their service, effective January 1, 2021:
	Member ($)	Chair ($)(1)
Board of Directors	50,000	20,000	(2)
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Strategy Committee	$5,000	$10,000
(1) Amounts listed are in addition to the regular annual retainer for service as a member of the board of directors but in lieu of the annual committee member service retainer.
(2) An additional annual retainer of $20,000 is also provided to our lead independent director.
The cash compensation above is payable to our eligible non-employee directors in equal quarterly installments, prorated for any partial month of service. Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.
Each non-employee director may elect to receive either 50% or 100% of his or her annual cash compensation under the Policy in the form of our common stock, granted as fully-vested restricted stock unit awards. In the event of a 50% election, the director will receive restricted stock unit awards equal in value to 110% of the applicable annual cash retainers; in the event of a 100% election, the director will receive restricted stock unit awards equal in value to 120% of the applicable annual cash retainers. Each such election must be made no later than prior to the calendar year to which the election applies, and each such grant will be made on the date the corresponding cash retainer would have been paid to the electing director.
Each non-employee director who joins our board of directors is automatically, upon the date of his or her initial election or appointment to be a non-employee director, granted a one-time restricted stock unit award (an “Initial Grant”) equal in value to $150,000. Each Initial Grant will vest in three equal annual installments over the three year period following the grant date, subject to the non-employee director’s continuous service through each applicable vesting date.
In addition, on the date of each annual meeting of our stockholders, each person who is then a non-employee director, and who is not as of such date the holder of a stock option award, restricted stock unit award or other equity award with respect to our common stock, in each case that is unvested in whole or in part as of the date of such annual meeting, will automatically be granted a restricted stock unit award (an “Annual Grant”) equal in value to $150,000. Each Annual Grant will vest on the date of the following year’s annual meeting of stockholders, or on the day prior if such director is not re-elected or declines to stand for re-election, subject to the non-employee director’s continuous service through such date.
The value of each restricted stock unit award to be granted under the Policy (including those described above) will be based on the unweighted average closing price of a share of our common stock over the 30 consecutive trading day period immediately preceding the date that is 5 trading days prior to the date of grant of such award.
Each Annual Grant held by a non-employee director who remains in service until immediately prior to a “change in control” (as defined in the 2020 Plan) will become fully vested as of immediately prior to the closing of such change in control.
The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed (1)

$650,000 in total value or (2) if such non-employee director is first appointed or elected to our board of directors during such calendar year, $900,000 in total value.

Notwithstanding the Policy, our board of directors or compensation committee may make supplemental grants in 2021 to our non-employee directors in its discretion (subject to the limits described in the preceding paragraph).

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2020. The compensation for Messrs. Timm and Rosenthal as executive officers is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
Christopher Olsen	8,929	—	—	8,929
Douglas Ulman	10,714	—	—	10,714
Elliot Geidt	8,929	—	—	8,929
Jerri DeVard	8,929	858,375	—	867,304
Larry Hilsheimer	41,179	858,375	—	899,554
Luis von Ahn	8,929	858,375	—	867,304
Nancy Kramer	25,833	—	606,750	632,583
Nick Shalek	8,929	—	—	8,929
Scott Maw	8,929	858,375	—	867,304
(1)The amounts reported in this column reflect the aggregate grant date fair value of the option awards or stock awards, as applicable, granted to our directors as computed in accordance with ASC Topic 718. See Note 10 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards and stock awards. Note that the amounts reported in this column reflect the accounting cost for these awards, and do not reflect the actual economic value that may be realized by the directors upon the vesting of the awards, the exercise of the awards (as applicable) or the sale of the common stock underlying such awards.
(2)The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2020:

Name	Stock Awards Outstanding at Year-End (#)	Option Awards Outstanding at Year-End (#)
Christopher Olsen	—	—
Douglas Ulman	—	—
Elliot Geidt	—	—
Jerri DeVard	37,500	—
Larry Hilsheimer	37,500	—
Luis von Ahn	37,500	—
Nancy Kramer	—	75,000
Nick Shalek	—	—
Scott Maw	37,500	—

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2021 by:

•each person or entity known by us to be beneficial owners of more than five percent of our Class A common stock or Class B common stock;
•each of our Named Executive Officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information set forth below is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 86,445,209 shares of Class A common stock and 166,441,202 shares of Class B common stock outstanding as of March 31, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of March 31, 2021. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Root, Inc., 80 E. Rich Street, Suite 500, Columbus, Ohio 43215.

	Beneficial Ownership
	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Number of Shares	%	Number of Shares	%
5% Stockholders:
Entities associated with Drive Capital(1)	—	—	54,210,440	32.6%	31.0%
Entities associated with Ribbit Capital(2)	1,753,976	2.0%	31,241,515	18.8%	17.9%
Entities associated with SVB Financial Group(3)	14,094,225	16.3%	—	—	*
Entities associated with Redpoint Ventures(4)	—	—	15,139,218	9.1%	8.6%
Entities associated with Scale Venture Partners(5)	6,051,679	7.0%	—	—	*
Entities Associated with Hillhouse Capital Advisors(6)	2,600,000	3.0%	1,868,917	1.1%	1.2%

Directors and Named Executive Officers:
Alexander Timm(7)	—	—	19,209,353	11.5%	11.0%
Daniel Rosenthal(8)	—	—	2,468,255	1.5%	1.4%
Daniel Manges(9)	1,000	*	12,557,969	7.5%	7.2%
Christopher Olsen(1)	—	—	54,210,440	32.6%	31.0%
Douglas Ulman(10)	—	—	881,251	*	*
Elliot Geidt(4)	—	—	15,139,218	9.1%	8.6%
Jerri DeVard	—	—	4,687	*	*
Larry Hilsheimer	—	—	104,687	*	*
Luis von Ahn	—	—	4,687	*	*
Nancy Kramer	—	—	14,062	*	*
Nick Shalek(2)	1,753,976	2.0%	31,241,515	18.8%	17.9%
Scott Maw	—	—	4,687	*	*
All executive officers and directors as a group (12 persons)	1,754,976	2.0%	135,840,811	81.6%	77.7%
*Less than one percent.
†Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.

(1)Based on information contained in the Schedule 13G filed on February 12, 2021, as confirmed to us by the reporting person. Consists of (a) 51,178,410 shares of Class B common stock held by DC I Investment LLC (“DC I”) and (b)(i) 978,891 shares of Class B common stock held by Drive Capital Overdrive Fund I (TE), L.P. (“DC Overdrive (TE)”), (ii) 2,024,456 shares of Class B common stock held by Drive Capital Overdrive Fund I, L.P. (“DC Overdrive”) and (iii) 28,683 shares of Class B common stock held by Drive Capital Overdrive Ignition Fund I, L.P. (“DC Overdrive Ignition” and collectively the “Overdrive Funds). Drive Capital Fund I, L.P. (“Fund I”) is the majority member of DC I and Drive Capital I (GP), LLC (“GP LLC”) serves as the general partner of Fund I. An investment committee of GP LLC comprised of Christopher Olsen and Mark D. Kvamme controls all voting and investment decisions with respect to Fund I; however, with respect to the shares held by DC I, Christopher Olsen controls all voting and investment decisions pursuant to irrevocable proxy granted by Mark D. Kvamme. Drive Capital Overdrive Fund I (GP), LLC (“GP Overdrive LLC”) serves as the general partner of the Overdrive Funds. An investment committee of GP Overdrive LLC comprised of Christopher Olsen and Mark D. Kvamme controls all voting and investment decisions with respect to the Overdrive Funds, including with respect to the shares held by the Overdrive Funds. Christopher Olsen and Mark D. Kvamme control other voting matters related to GP Overdrive LLC through control of its manager, Drive Capital, LLC. The address of each of these entities is 629 N. High St 6th Fl, Columbus, Ohio 43215.
(2)Based on information contained in the Schedule 13G filed on February 16, 2021, as confirmed to us by the reporting person. Consists of (i) 1,753,976 shares of Class A common stock held by Bullfrog Capital, L.P., for itself and as nominee for Bullfrog Founder Fund, L.P., (ii) 29,487,539 shares of Class B common stock held by Ribbit Capital IV, L.P,. for itself and as nominee for Ribbit Founder Fund IV, L.P. (“Ribbit Capital IV”) and (iii) 4,244,843 shares of Class B common stock held by RT-E Ribbit Opportunity IV, LLC (“Ribbit RT-E”). Meyer Malka is the sole director of Ribbit Capital GP IV, Ltd., which is the general partner of Ribbit Capital GP VI, L.P., which is both the general partner of Ribbit Capital IV and the managing member of Ribbit RT-E and as such, Mr. Malka may be deemed to hold voting and investment power with respect to the shares held by Ribbit Capital IV and Ribbit RT-E. The principal office address of each of these entities is 364 University Avenue, Palo Alto, California 94301.
(3)Based solely on information contained in the Schedule 13G filed on February 12, 2021. Consists of (i) 11,286,225 shares of Class A common stock held by Capital Partners III, L.P. and (ii) 2,808,000 shares of Class A common stock held by Venture Overage Fund, L.P. SVB Financial Group is the managing member of SVB Capital Partners III, LLC, the general partner of Capital Partners III, L.P.

and is also the managing member of SVB Capital Venture Overage, LLC, which is general partner of Venture Overage Fund, L.P. SVB Financial Group is a reporting company listed on the Nasdaq Global Select Market. Certain employees of Silicon Valley Bank, a wholly-owned subsidiary of SVB Financial Group, have voting and dispositive power over the shares held by Capital Partners III, L.P., Venture Overage Fund, L.P. and SVB Financial Group. Capital Partners III, L.P., Venture Overage Fund, L.P. and SVB Financial Group are affiliates of two broker dealers. At the time of issuance, each of Capital Partners III, L.P., Venture Overage Fund, L.P. and SVB Financial Group represented to us that each entity acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The address of SVB Financial Group’s headquarters is 3003 Tasman Drive, Santa Clara, California 95054. The address of Capital Partners III, L.P. and Venture Overage Fund, L.P. is 2770 Sand Hill Road, Menlo Park, California 94070.
(4)Based on information contained in the Schedule 13G filed on February 16, 2021, as confirmed to us by the reporting person. Consists of (i) 14,685,053 shares of Class B common stock held by Redpoint Omega II, L.P. (“RO II”) and (ii) 454,165 shares of Class B common stock held by Redpoint Omega Associates II, LLC (“ROA II”). Redpoint Omega II, LLC (“RO II LLC”), is the sole general partner of RO II. Voting and dispositive decisions with respect to the shares held by RO II and ROA II are made by the following members of RO II LLC and ROA II: W. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, Elliot Geidt, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang. The address for the entities affiliated with Redpoint is 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, CA 94025.
(5)Based solely on information contained in the Schedule 13G filed on February 10, 2021. Consists of 6,051,679 shares of Class A common stock held by Scale Venture Partners V, L.P. (“SVP V”). The general partner of SVP V is Scale Venture Management V, L.P., whose general partner is Scale Venture Management V, LLC (“SVM V LLC”). Rory O’Driscoll, Stacey Bishop, Andrew Vitus and Ariel Tseitlin are managers of SVM V LLC and share voting and dispositive power with respect to the shares held by SVP V.
(6)Based on information contained in the Schedule 13G filed on February 16, 2021, as confirmed to us by the reporting person. Consists of (i) 2,600,000 shares of Class A common stock held by Hillhouse Capital Advisors, Ltd. (“HCA”) and (ii) 1,868,917 shares of Class B common stock held by Hillhouse Capital Management, Ltd. (“HCM”). HCA and HCM are under common control and share certain policies, personnel and resources. The Class B Shares held by funds managed by HCM are subject to a 9.99% beneficial ownership blocker (the “Blocker”) and 7.29% and 4,468,917 Class A Shares give effect to the Blocker and take into account the Class A Shares held by funds managed by AnglePoint Asset Management, Ltd. The address of the business office of HCA and HCM is Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.
(7)Consists of (i) 1,920,935 shares of Class B common stock held by the Timm 2020 GRAT; (ii) 17,094,168 shares of Class B common stock held by Alexander Timm, of which 2,284,501 shares may be repurchased by us at the original purchase price as of March 31, 2021 and (iii) 194,950 shares of Class B common stock held by the Timm Descendants Trust. Mr. Timm is the trustee of the Timm 2020 GRAT. Each of the Timm 2020 GRAT and the Timm Descendants Trust is a trust for the benefit of Mr. Timm and his immediate family.
(8)Consists of (i) 273,797 shares of Class B common stock held by Daniel Rosenthal, of which 85,059 shares may be repurchased by us at the original purchase price as of March 31, 2021 (ii) 1,513,964 shares of Class B common stock issuable to Mr. Rosenthal pursuant to options exercisable within 60 days of March 31, 2021, (iii) 340,247 shares of Class B common stock held by the 2020 Daniel H. Rosenthal Family Trust, a trust for the benefit of Mr. Rosenthal and his immediate family and (iv) 340,247 shares of Class B common stock held directly by Mr. Rosenthal's spouse.
(9)Consists of (i) 1,000 shares of Class A common stock held by Daniel Manges, (ii) 1,740,572 shares of Class B common stock held by Daniel Manges, of which 1,329,604 may be repurchased by us at the original purchase price as of March 31, 2021 and (iv) 10,817,397 shares of Class B common stock held by the Manges Trust dated January 27, 2016, a trust for the benefit of Mr. Manges and his immediate family for which Mr. Manges serves as trustee.
(10)Consists of (i) 172,911 shares of Class B common stock held by Douglas Ulman and (ii) 708,340 shares of Class B common stock issuable to Douglas Ulman pursuant to options exercisable within 60 days of March 31, 2021.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions since January 1, 2019 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of Class A common stock or Class B common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Loans to Executive Officers
In July 2018, we entered into partial recourse promissory notes with each of Alexander Timm, our Chief Executive Officer and director and Daniel Manges, our Chief Technology Officer, in the aggregate principal amounts of $1.8 million and $1.2 million, respectively, and each with a 2.87% annual interest rate that compounded annually. In October 2020, we forgave all of the principal and interest under these notes and agreed to pay Messrs. Timm and Manges a bonus to offset the tax consequences associated with the loan forgiveness.

Series E Preferred Stock Financing
In September 2019, we sold an aggregate of 21,224,214 shares of our Series E redeemable convertible preferred stock at a purchase price of $16.4906 per share to a total of fourteen accredited investors for an aggregate purchase price of approximately $350.0 million and issued 1,284,653 shares of our Series E-1 redeemable convertible preferred stock to one accredited investor upon conversion of a simple agreement for future equity in the aggregate amount of $10.0 million. None of the purchasers of our Series E-1 redeemable convertible preferred stock were related persons. The following table summarizes purchases of our Series E redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series E Redeemable Convertible Preferred Stock	Total Purchase Price ($)
Entities affiliated with Ribbit Capital(1)	4,548,046	75,000,007
Entities affiliated with Drive Capital(2)	3,032,030	49,999,994
Entities affiliated with Tiger Global(3)	606,406	9,999,999
Entities affiliated with Redpoint Ventures(4)	303,203	4,999,999
(1) Entities associated with Ribbit Capital holding our securities whose shares are aggregated for purposes of reporting share ownership information are Ribbit Capital IV, L.P., for itself and as nominee for Ribbit Founder Fund IV, L.P. and RT-E Ribbit Opportunity IV, LLC. Nick Shalek, a member of our board of directors, is a General Partner at Ribbit Capital.
(2) Entities associated with Drive Capital holding our securities whose shares are aggregated for purposes of reporting share ownership information are Drive Capital Overdrive Fund I, L.P., Drive Capital Overdrive Fund I (TE), L.P. and Drive Overdrive Ignition Fund I, L.P. Christopher Olsen, a member of our board of directors, is a Partner at Drive Capital.
(3) Entities associated with Tiger Global holding our securities whose shares are aggregated for purposes of reporting share ownership information are Tiger Global Private Investment Partners XI, L.P. and Alex Cook.
(4) Entities associated with Redpoint Ventures holding our securities whose shares are aggregated for purposes of reporting share ownership information are Redpoint Omega II, L.P. and Redpoint Omega Associates II, LLC. Elliot Geidt, a member of our board of directors, is a Managing Director at Redpoint Ventures.

Third-Party Tender Offers
In March 2020, we entered into an investment agreement with SUM-XVII Holdings Limited, pursuant to which we agreed to waive certain transfer restrictions in connection with, and assist in the administration of, a tender offer that the investor proposed to commence. In March 2020, SUM-XVII Holdings Limited commenced a tender offer to purchase shares of our capital stock from certain of our stockholders at a price of $16.4906 per share, less transaction costs, pursuant to an offer to purchase to which we were not a party. An aggregate of approximately 2,900,000 shares of our capital stock were tendered pursuant to the tender offer for an aggregate purchase price of approximately $47.7 million.

Alexander Timm, our Chief Executive Officer, Daniel Rosenthal, our Chief Financial Officer and Douglas Ulman, each of whom is a member of our board of directors and Daniel Manges, our Chief Technology Officer, who is one of our executive officers and certain other of our employees sold shares of our capital stock in the tender offer.

In February 2019, we entered into a Participation Agreement with Tiger Global Private Investment Partners XI, L.P., an affiliate of Tiger Global Management, LFX Capital L.L.C. and Alex Cook, pursuant to which we agreed to waive certain transfer restrictions in connection with, and assist in the administration of, a tender offer that such investors proposed to commence. In January 2019, these investors commenced a tender offer to purchase shares of our capital stock from certain of our stockholders at a price of $7.76 per share, less transaction costs, pursuant to an offer to purchase to which we were not a party. An aggregate of approximately 2,100,000 shares of our capital stock were tendered pursuant to the tender offer for an aggregate purchase price of approximately $16.0 million. Tiger Global Investment Partners XI, L.P. is a beneficial holder of more than 5% of our outstanding capital stock.

Alexander Timm, our Chief Executive Officer and director, Daniel Manges, our Chief Technology Officer and certain other of our employees sold shares of our capital stock in the tender offer.

BeecherHill, LLC
From December 2018 to September 2020, we paid a total of $223,628 to BeecherHill, LLC (“BeecherHill”), an executive search firm, for services. Cindy Hilsheimer, the spouse of our director Larry Hilsheimer, is the managing member of BeecherHill.

Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement (“IRA”) with certain holders of our capital stock, including entities affiliated with Drive Capital, entities affiliated with Tiger Global, entities affiliated with Ribbit Capital and entities affiliated with Redpoint Ventures, as well as other holders of our redeemable convertible preferred stock, all shares of which were converted into shares of our Class B common stock at the time of our initial public offering. The IRA provides the holders of such shares with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Policies and Procedures for Transactions with Related Persons
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit, risk and finance committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit, risk and finance committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit, risk and finance committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than 10 percent of our equity securities to file reports of holdings and transactions in its equity securities with the SEC and Nasdaq generally within two business days of a reportable transaction. We seek to assist our directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on our review of Section 16 reports prepared by or furnished to us, we believe that all Section 16(a) SEC filing requirements applicable to its directors and executive officers for fiscal year 2020 were timely met, except as follows: a Form 4 for each of Ms. DeVard, Mr. Maw and Mr. Hilsheimer, which in each case related to a grant of restricted stock unit awards, was filed one day late due to an administrative error, and a Form 4 for Mr. Manges, which related to the purchase of shares in our directed share program, was filed late due to an administrative error.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at proxy@joinroot.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Jonathan A. Allison
Jonathan A. Allison
General Counsel and Secretary
                            April 29, 2021
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.joinroot.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is also available without charge upon written request to us via email at proxy@joinroot.com.

Root

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on Monday, June 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ROOT2021**

You may attend the meeting via the Internet and vote during the meeting. You will need to have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on Monday, June 7, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D48861-P55153 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROOT, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class I directors, Elliot Geidt, Christopher Olsen and Nick Shalek, each to hold office until our Annual Meeting of Stockholders in 2024.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Elliot Geidt
02) Christopher Olsen
03) Nick Shalek

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D48862-P55153

ROOT, INC.
Annual Meeting of Stockholders
June 8, 2021 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alexander Timm and Daniel Rosenthal, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Root, Inc. Class A common stock and Class B common stock registered to the undersigned which the undersigned is entitled to vote (the "Registered Shares") and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. EDT on June 8, 2021, virtually at www.virtualshareholdermeeting.com/ROOT2021, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.

PROXY CARD TO BE SIGNED AND DATED ON THE REVERSE SIDE